UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On March 3, 2015, Peoples Bancorp Inc. (“Peoples”) held a Special Meeting of Shareholders (the “Shareholder Meeting”) at the Lafayette Hotel in Marietta, Ohio, with 9,817,238 (65.14%) of the 15,071,743 common shares outstanding and entitled to vote on the January 26, 2015 record date represented in person or by proxy.

Peoples' shareholders voted in favor of the following proposals: 1) to adopt and approve the Agreement and Plan of Merger dated as of August 4, 2014, by and between Peoples and NB&T Financial Group, Inc. (“NB&T Financial”), and 2) to approve the issuance of up to 3,500,000 Peoples common shares in connection with the merger of NB&T Financial with and into Peoples. The following is a summary of the voting results:

Proposal	For	Against	Abstentions	Broker Non-Votes
Agreement and Plan of Merger dated as of August 4, 2014, by and between Peoples and NB&T Financial	9,713,025	71,127	33,086	—

Proposal	For	Against	Abstentions	Broker Non-Votes
Issuance of up to 3,500,000 Peoples common shares in connection with the merger	9,675,117	103,824	38,297	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	March 3, 2015	By:/s/	EDWARD G. SLOANE
Edward G. Sloane

Executive Vice President, Chief Financial Officer and Treasurer